UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2005

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-882-7878

2070 Route 52, Hopewell Junction, New York 12533
(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2005, eMagin Corporation (the “Company”) entered into a Securities Purchase Agreement to sell to certain qualified institutional buyers and accredited investors an aggregate of 16,623,636 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and warrants to purchase an additional 9,974,182 shares of common stock, for an aggregate purchase price of $9,143,000. The purchase price of the common stock and corresponding warrant was $0.55 per share.

The warrants are exercisable until October 20, 2010 at an exercise price of $1.00 per share. The warrants are exercisable at any time and from time to time as to two-thirds of the number of shares for which the warrants are exercisable on or after May 20, 2006; and, as to the remaining one-third of the number of shares for which the warrants are exercisable, at any time after March 31, 2007, provided, however, that (i) if the Company’s Form 10-K for the fiscal year ended December 31, 2006 shows that the Company had total net revenues of more than $20,000,000 for the fiscal year ended December 31, 2006, or (ii) if the investor has sold more than 25% of the Shares purchased pursuant to the Securities Purchase Agreement prior to December 31, 2006, then the remaining one-third of such Warrant shall not be exercisable and shall be deemed cancelled.

In addition, on October 20, 2005 the Company entered into a Registration Rights Agreement with the investors to register the resale of the Shares sold in the offering and the shares of common stock issuable upon exercise of the warrants. Subject to the terms of the Registration Rights Agreement, the Company is required to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) within 30 days of the closing, to use its best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, but in no event later than 90 days after the filing date and no later than 120 days after the filing date (in the event of SEC review of the registration statement), and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The aggregate commissions and expenses payable in connection with the private placement were approximately $805,000.

On October 21, 2005, the Company issued a press release announcing the entry into the aforementioned material definitive agreements. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

 In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement dated October 20, 2005, by and among the Company and the investors named on the signature pages thereto.
10.2	Registration Rights Agreement dated October 20, 2005, by and among the Company and the investors named on the signature pages thereto.
10.3	Form of Common Stock Purchase Warrant of the Company.
99.1	Press Release of the Company dated October 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: October 21, 2005	By:	/s/ John Atherly
John Atherly
Chief Financial Officer